EXHIBIT T3C







                       ARMSTRONG WORLD INDUSTRIES, INC.,
                                   as Company

                                      $[       ]

                         [   ]% SENIOR NOTES DUE 2010

                         ------------------------------
                                   INDENTURE

                             Dated as of [    ], 2003

                         ------------------------------

                       Wells Fargo Bank Minnesota, N.A.,
                                   as Trustee





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                                TABLE OF CONTENTS
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ARTICLE 1.           DEFINITIONS AND INCORPORATION BY REFERENCE...........................................................1

           Section 1.01.       Definitions................................................................................1

           Section 1.02.       Other Definitions.........................................................................24

           Section 1.03.       Incorporation by Reference of Trust Indenture Act.........................................24

           Section 1.04.       Rules of Construction.....................................................................25

ARTICLE 2.           THE NOTES...........................................................................................25

           Section 2.01.       Form and Dating...........................................................................25

           Section 2.02.       Execution and Authentication..............................................................27

           Section 2.03.       Registrar, Paying Agent and Depositary....................................................27

           Section 2.04.       Paying Agent to Hold Money in Trust.......................................................28

           Section 2.05.       Holder Lists..............................................................................28

           Section 2.06.       Transfer and Exchange.....................................................................28

           Section 2.07.       Temporary Notes...........................................................................38

           Section 2.08.       Mutilated, Destroyed, Lost or Stolen Notes................................................38

           Section 2.09.       Payment of Interest; Interest Rights Preserved............................................39

           Section 2.10.       Persons Deemed Owners.....................................................................40

           Section 2.11.       Cancellation..............................................................................40

           Section 2.12.       CUSIP or ISIN Numbers.....................................................................40

           Section 2.13.       Issuance of Additional Notes..............................................................40

           Section 2.14.       Outstanding Notes.........................................................................40

           Section 2.15.       Treasury Notes............................................................................41

ARTICLE 3.           REDEMPTION AND PREPAYMENT...........................................................................41

           Section 3.01.       Notices to Trustee........................................................................41

           Section 3.02.       Selection of Notes to Be Redeemed.........................................................41

           Section 3.03.       Notice of Redemption......................................................................41

           Section 3.04.       Effect of Notice of Redemption............................................................42

           Section 3.05.       Deposit of Redemption Price...............................................................42

           Section 3.06.       Notes Redeemed in Part....................................................................43

           Section 3.07.       Optional Redemption.......................................................................43

           Section 3.08.       Mandatory Redemption......................................................................44

           Section 3.09.       Offer To Purchase by Application of Excess Proceeds.......................................44

ARTICLE 4.           COVENANTS...........................................................................................45

           Section 4.01.       Payment of Notes; Money for Note Payments to be Held in Trust.............................45

           Section 4.02.       Maintenance of Office or Agency...........................................................46


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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                       PAGE

           Section 4.03.       Reports...................................................................................47

           Section 4.04.       Compliance Certificate....................................................................47

           Section 4.05.       Taxes.....................................................................................47

           Section 4.06.       Stay, Extension and Usury Laws............................................................48

           Section 4.07.       Corporate Existence.......................................................................48

           Section 4.08.       Payments for Consent......................................................................48

           Section 4.09.       Incurrence of Additional Debt.............................................................48

           Section 4.10.       Restricted Payments.......................................................................49

           Section 4.11.       Liens.....................................................................................52

           Section 4.12.       Asset Sales...............................................................................52

           Section 4.13.       Restrictions on Distributions from Restricted Subsidiaries................................54

           Section 4.14.       Affiliate Transactions....................................................................55

           Section 4.15.       Sale and Leaseback Transactions...........................................................56

           Section 4.16.       Designation of Restricted and Unrestricted Subsidiaries...................................56

           Section 4.17.       Future Subsidiary Guarantors..............................................................57

           Section 4.18.       Covenant Termination......................................................................57

ARTICLE 5.           SUCCESSORS..........................................................................................57

           Section 5.01.       Merger, Consolidation and Sale of Assets..................................................57

           Section 5.02.       Successor Corporation Substituted.........................................................59

ARTICLE 6.           DEFAULTS AND REMEDIES...............................................................................59

           Section 6.01.       Events of Default.........................................................................59

           Section 6.02.       Acceleration..............................................................................60

           Section 6.03.       Other Remedies............................................................................61

           Section 6.04.       Waiver of Past Defaults...................................................................61

           Section 6.05.       Control by Majority.......................................................................61

           Section 6.06.       Limitation on Suits.......................................................................61

           Section 6.07.       Rights of Holders to Receive Payment......................................................62

           Section 6.08.       Collection Suit by Trustee................................................................62

           Section 6.09.       Trustee May File Proofs of Claim..........................................................62

           Section 6.10.       Priorities................................................................................62

           Section 6.11.       Undertaking for Costs.....................................................................63

ARTICLE 7.           TRUSTEE.............................................................................................63

           Section 7.01.       Duties of Trustee.........................................................................63

           Section 7.02.       Rights of Trustee.........................................................................64


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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                       PAGE

           Section 7.03.       Individual Rights of Trustee..............................................................65

           Section 7.04.       Trustee's Disclaimer......................................................................65

           Section 7.05.       Notice of Defaults........................................................................65

           Section 7.06.       Reports by Trustee to Holders.............................................................65

           Section 7.07.       Compensation and Indemnity................................................................65

           Section 7.08.       Replacement of Trustee....................................................................66

           Section 7.09.       Successor Trustee by Merger, etc..........................................................67

           Section 7.10.       Eligibility; Disqualification.............................................................67

           Section 7.11.       Preferential Collection of Claims Against Company.........................................67

ARTICLE 8.           LEGAL DEFEASANCE AND COVENANT DEFEASANCE............................................................67

           Section 8.01.       Option to Effect Legal Defeasance or Covenant Defeasance..................................67

           Section 8.02.       Legal Defeasance and Discharge............................................................68

           Section 8.03.       Covenant Defeasance.......................................................................68

           Section 8.04.       Conditions to Legal or Covenant Defeasance................................................68

           Section 8.05.       Deposited Cash and U.S. Government Securities to Be Held in Trust; Other Miscellaneous
                               Provisions................................................................................69

           Section 8.06.       Repayment to Company......................................................................70

           Section 8.07.       Reinstatement.............................................................................70

ARTICLE 9.           AMENDMENT, SUPPLEMENT AND WAIVER....................................................................70

           Section 9.01.       Without Consent of Holders of Notes.......................................................70

           Section 9.02.       With Consent of Holders of Notes..........................................................71

           Section 9.03.       Compliance with Trust Indenture Act.......................................................72

           Section 9.04.       Revocation and Effect of Consents.........................................................72

           Section 9.05.       Notation on or Exchange of Notes..........................................................72

           Section 9.06.       Trustee to Sign Amendments, etc...........................................................72

ARTICLE 10.          GUARANTEES..........................................................................................73
           Section 10.01.      Subsidiary Guarantees.....................................................................73

           Section 10.02.      Limitation on Subsidiary Guarantor Liability..............................................74

           Section 10.03.      Execution and Delivery of Subsidiary Guarantee............................................74

           Section 10.04.      Subsidiary Guarantors May Consolidate, etc. on Certain Terms..............................75

           Section 10.05.      Releases Following Sale of Assets, Etc....................................................75

ARTICLE 11.          SATISFACTION AND DISCHARGE..........................................................................76

           Section 11.01.      Satisfaction and Discharge................................................................76

           Section 11.02.      Deposited Cash and U.S. Government Securities to Be Held in Trust; Other  Miscellaneous
                               Provisions................................................................................76



                                      iii
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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           Section 11.03.      Repayment to Company......................................................................76

ARTICLE 12.          MISCELLANEOUS.......................................................................................77

           Section 12.01.      Trust Indenture Act Controls..............................................................77

           Section 12.02.      Notices...................................................................................77

           Section 12.03.      Communication by Holders of Notes with Other Holders of Notes.............................78

           Section 12.04.      Certificate and Opinion as to Conditions Precedent........................................78

           Section 12.05.      Statements Required in Certificate or Opinion.............................................78

           Section 12.06.      Rules by Trustee and Agents...............................................................78

           Section 12.07.      No Personal Liability of Directors, Officers, Employees and Stockholders..................78

           Section 12.08.      Governing Law.............................................................................79

           Section 12.09.      No Adverse Interpretation of Other Agreements.............................................79

           Section 12.10.      Successors................................................................................79

           Section 12.11.      Severability..............................................................................79

           Section 12.12.      Counterpart Originals.....................................................................79

           Section 12.13.      Table of Contents, Headings, etc..........................................................79

           Section 12.14.      Qualification of this Indenture...........................................................79

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                                       iv
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                              CROSS-REFERENCE TABLE





   TIA SECTION REFERENCE                                    INDENTURE
                                                             SECTION
310(a)(1)...............................................      7.10
(a)(2)..................................................      7.10
(a)(3)..................................................      N.A.
(a)(4)..................................................      N.A.
(a)(5)..................................................      7.10
(b).....................................................      7.08, 7.10
(c).....................................................      N.A.
311(a)..................................................      7.11
(b).....................................................      7.11
(c).....................................................      N.A.
312(a)..................................................      2.05
(b).....................................................      12.03
(c).....................................................      12.03
313(a)..................................................      7.06
(b)(1)..................................................      N.A.
(b)(2)..................................................      7.06
(c).....................................................      7.06, 12.02
(d).....................................................      7.06
314(a)..................................................      4.03, 4.04, 12.02
(b).....................................................      N.A.
(c)(1)..................................................      12.04
(c)(2)..................................................      12.04
(c)(3)..................................................      N.A.
(d).....................................................      N.A.
(e).....................................................      12.05
315(a)..................................................      7.01
(b).....................................................      7.05, 12.02
(c).....................................................      7.01
(d).....................................................      7.01
(e).....................................................      6.11
316(a) (last sentence)..................................      6.04
(a)(1)(A)...............................................      6.05
(a)(1)(B)...............................................      6.04
(a)(2)..................................................      N.A.
(b).....................................................      6.07
317(a)(1)...............................................      6.08
(a)(2)..................................................      6.09
(b).....................................................      2.04
318(a)..................................................      12.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                     This INDENTURE dated as of [ ], 2003, is by and among Armstrong World Industries, Inc., a Pennsylvania corporation (the "Company"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee").

                     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the [ ]% senior notes due 2010 (the "Notes"):

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.        DEFINITIONS.

                     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                     "144A Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of any Additional Notes that may be sold in reliance on Rule 144A.

                     "Acquired Debt" of any specified Person means Debt of any other Person and its Restricted Subsidiaries existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person or assumed by the specified Person in connection with the acquisition of assets from such other Person and not incurred by the specified Person in connection with or in anticipation of (a) such other Person and its Restricted Subsidiaries being merged with or into or becoming a Restricted Subsidiary of such specified Person or (b) such acquisition by the specified Person.

                     "Additional Assets" means:

                     (a) any Property (other than cash, Cash Equivalents, securities and Capital Stock) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

                     (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or a Subsidiary of the Company; or

                     (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (b) and (c), such Restricted Subsidiary is primarily engaged in a Related Business.

                     "Additional Notes" means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.03, 2.13 and 4.09 hereof, as part of the same series as the Initial Notes or as an additional series.

                     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

                     For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

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                     "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

                     "Applicable Procedures" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

                     "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

                     (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or

                     (b) any other assets of the Company or any Restricted Subsidiary (other than Cash Equivalents) outside of the ordinary course of business of the Company or such Restricted Subsidiary, other than, in the case of clause (a) or (b) above,

                      (1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary,

                      (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10 hereof,

                      (3) any disposition effected in compliance with the first paragraph of Section 5.01 hereof,

                      (4) the granting of any Permitted Lien (or the foreclosure thereon),

                      (5) sales of Receivables, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Subsidiary for the fair market value thereof, including cash in an amount at least equal to [ ]% of the fair market value thereof,

                      (6) transfers of Receivables, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Transaction, and

                      (7) any sale, transfer or other disposition that does not (together with all related sales, transfers or dispositions) involve consideration in excess of [$__] million.

                     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination, (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation," and

                     (b) in all other instances, the greater of:

                      (1) the fair market value of the Property subject to such Sale and Leaseback Transaction, and

                      (2) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).


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                     "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

                     (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

                     (b) the sum of all such payments.

                     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

                     "Board of Directors" means (1) in respect of a corporation, the board of directors of the corporation, or any duly authorized committee thereof; (2) in respect of a limited liability company, the board of advisors of the company; and (3) in respect of any other Person, the board or committee of that Person serving a similar function.

                     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                     "Business Day" means any day other than a Legal Holiday.

                     "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.11 hereof, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

                     "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

                     "Capital Stock Sale Proceeds" means the aggregate cash proceeds and the Fair Market Value of any Property received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                     "Cash Equivalents" means any of the following:

                     (a) any Investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

                     (b) Investments in eurodollar time deposits, time deposit accounts, demand deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250.0 million and whose long-term debt, or whose parent holding company's long-term debt, is rated "A-3" or "A-" or higher acording to Moody's or S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

                     (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with (i) a bank meeting the qualifications described in clause (b) above or (ii) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

                     (d) Investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

                     (e) Investments in securities maturing not more than 365 days after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's;

                     (f) Investments in mutual funds whose investment guidelines restrict substantially all of such funds' investments to those satisfying the provisions of clauses (a) through (e) above; and

                     (g) in the case of Foreign Restricted Subsidiaries, substantially similar investments denominated in foreign currencies (including securities issued or fully guaranteed by foreign countries or political subdivisions or taxing authorities thereof).

                     "Clearstream" means Clearstream Banking S.A. and any successor thereto.

                     "Code" means the Internal Revenue Code of 1986, as amended.

                     "Commission" means the Securities and Exchange Commission.

                     "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

                     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                     "Comparable Treasury Price" means, with respect to any redemption date:

                     (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated "H.15(519)" (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" or

                     (b) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

                     "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries that may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

                     (a) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and

                     (b) all current maturities of long-term Debt.

                     ["Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

                     (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which financial statements are available on such determination date to

                     (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

                     (1)       if

                               (A) since the beginning of such period the
                     Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

                               (B) the transaction giving rise to the need to
                     calculate the Consolidated Interest Coverage Ratio is or includes an Incurrence or Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

                     (2)       if

                               (A) since the beginning of such period the
                     Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

                               (B) the transaction giving rise to the need to
                     calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

                               (C) since the beginning of such period any Person
                     (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition,

EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition (and the Incurrence or Repayment of any Debt in connection therewith) occurred on the first day of such period.

                     If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term of at least 12 months or, if earlier, through the maturity of such Debt). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.]

                     ["Consolidated Interest Expense" means, for any period, the total interest expenses of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

                     (a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

                     (b) amortization of debt discount and debt issuance cost, including commitment fees,

                     (c) capitalized interest,

                     (d) non-cash interest expense,

                     (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

                     (f) net costs associated with Hedging Obligations (including amortization of fees),

                     (g) Disqualified Stock Dividends,

                     (h) Preferred Stock Dividends, and

                     (i) interest Incurred in connection with Investments in discontinued operations.

                     For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements. Fees payable in connection with a Qualified Securitization Transaction shall not be deemed to be Consolidated Interest Expense.]

                     ["Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                     (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                      (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below), and

                      (2) the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash by the Company or a Restricted Subsidiary;


                     (b) for purposes of Section 4.10 hereof only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition;

                     (c) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

                      (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net

           Income up to the aggregate amount of cash that was permitted to be distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution, and

                      (2) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                     (d) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (provided that sales of equipment and related assets, including contract rights) or receivables or interests therein pursuant to Qualified Securitization Transactions shall be deemed to be in the ordinary course);

                     (e) any gain or loss that is either extraordinary (as determined in accordance with GAAP) or either unusual or nonrecurring, including, without limitation, any gain or loss recognized as a result of the application of fresh start accounting;

                     (f) any restructuring charges and any gain or loss in connection with the extinguishment of Debt;

                     (g) the cumulative effect of a change in accounting principles; and

                     (h) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

Notwithstanding the foregoing, for purposes of Section 4.10 hereof only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(3) thereof.]

                     ["Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

                     (a) the excess of cost over fair market value of assets or businesses acquired;

                     (b) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

                     (c) treasury stock;

                     (d) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

                     (e) Investments in and assets of Unrestricted
Subsidiaries.]

                     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

                     "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, the Exit Credit Facility and one or more other debt or commercial paper facilities with banks or other institutional lenders (including providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any extensions, revisions, refinancings or replacements thereof by a lender or syndicate of lenders.

                     "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

                     "Custodian" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as Custodian with respect to the Notes, any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

                     "Debt" means, with respect to any Person on any date of determination (without duplication):

                     (a) the principal of and premium (if any) in respect of;

                      (1) debt of such Person for money borrowed, and

                      (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                     (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

                     (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                     (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                     (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends):

                     (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise;

                     (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

                     (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

                      (1) zero if such Hedging Obligation has been Incurred pursuant to clause (e), (f), or (g) of the definition of "Permitted Debt" hereof, or

                      (2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses. "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

                     "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

                     (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

                     (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

                     (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the Stated Maturity of the Notes.

                     "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Restricted Subsidiary.

                     "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

                     "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

                     ["EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

                     (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

                      (1) the provision for taxes based on income or profits or utilized in computing net loss,

                      (2)        Consolidated Interest Expense,

                      (3)        depreciation,

                      (4)        amortization of intangibles,

                      (5) non-capitalized transaction costs in connection with actual or proposed financings, acquisitions or divestitures, and

                      (6) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

                     (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).]

                     "Equity Interests" means Qualified Capital Stock and all warrants, options or other rights to acquire Qualified Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock.

                     "Equity Offering" means a primary offering of common stock of the Company or an offering of capital stock of any direct or indirect parent of the Company.

                     "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

                     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                     "Exchange Notes" means Notes that may be issued in an Exchange Offer pursuant to Section 2.06(e)(iv) hereof as evidence of the same continuing Debt of the Company under, and in exchange for, any Notes.

                     "Exchange Offer" means an offer by the Company to issue and deliver to the Holders that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for any Additional Notes, a like principal amount of Exchange Notes, as set forth in the Registration Rights Agreement.

                     "Exit Credit Facility" means the [$__] million revolving credit and term loan facility to be entered into on or before the Issue Date between the Company, ___________, as agent, and the lenders thereunder.

                     "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

                     (a) if such Property has a Fair Market Value equal to or less than [$__] million, by any Officer of the Company, or

                     (b) if such Property has a Fair Market Value in excess of [$__] million, by a majority of the Board of Directors.

                     "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                     "Foreign Subsidiary" means any Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                     "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth:

                     (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

                     (b) in the statements and pronouncements of the Financial Accounting Standards Board,

                     (c) in such other statements by such other entity as approved by a significant segment of the accounting profession, and

                     (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

                     "Global Note Legend" means the legend set forth in Section 2.06(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

                     "Global Notes" means one or more global Notes registered in the name of the Depositary or its nominee issued in accordance with Article 2 hereof substantially in the form of Exhibit A hereto and bearing the Global Note Legend and including the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                     (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

                     (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

The term "Guarantee" used as a verb has a corresponding meaning.

                     "Guarantor" means any Person Guaranteeing any obligation.

                     "Hedging Obligations" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

                     "Holder" means a Person in whose name a Note is registered.

                     "IAI Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of any Additional Notes that may be sold to Institutional Accredited Investors.

                     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.09 hereof, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity. "Indenture" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

                     "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

                     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                     "Initial Notes" means [$__] aggregate principal amount of Notes issued under this Indenture on the date hereof pursuant to the Plan of Reorganization.

                     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                     "Interest Payment Dates" shall have the meaning set forth in paragraph 1 of the Note.

                     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

                     "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.10 and 4.16 hereof and the definition of "Restricted Payment," "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

                     ["Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.]

                     ["Investment Grade Status" means shall be deemed to have been reached on the date that the Notes have an Investment Grade Rating from either of the Rating Agencies.]

                     "Issue Date" means the date on which the Notes are initially issued.

                     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                     "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, security interest, lien or charge of any kind on or with respect to such Property (including any Capital

Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

                     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business of Moody's Investors Service, Inc.

                     "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

                     (a) all legal, title and recording tax expenses, commissions and other fees and expenses, including legal and financial advisory fees and expenses, incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

                     (b) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

                     (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

                     (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

                     "Non-Recourse Debt" means Debt:

                     (a) as to which neither the Company nor any Restricted Subsidiary (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender; and

                     (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Debt (other than the Notes) of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

                     "Officer" means the principal executive officer, the principal financial officer or any senior vice president of the Company.

                     "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

                     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                     "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream.

                     "Permitted Debt" means the following:

                     (a) Debt of the Company and any Subsidiary Guarantors evidenced by the Initial Notes and the other debt securities issued pursuant to the Plan of Reorganization;

                     (b) Debt of the Company and its Restricted Subsidiaries under the Credit Facilities, provided that the aggregate principal amount of all such Debt under the Credit Facilities at any one time outstanding shall not exceed [$__] million;

                     (c) Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

                      (1) the aggregate principal amount of such Debt does not exceed the fair market value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased (as determined in good faith by the Company), and

                      (2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed [$__] million;

                     (d) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

                     (e) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk of the Company or such Restricted Subsidiary and not for speculative purposes;

                     (f) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary and not for speculative purposes;

                     (g) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary and not for speculative purposes;

                     (h) Debt in connection with one or more standby letters of credit, performance, completion and surety bonds and completion guarantees issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

                     (i) Debt consisting of take-or-pay obligations contained in supply agreements entered into by the Company or its Restricted Subsidiaries in the ordinary course of business;

                     (j) Acquired Debt; provided that (x) the Company could have incurred such Debt in accordance with clause (a) of the first paragraph of
Section 4.09 hereof on the date such Debt became Acquired Debt or (y) after giving effect to such incurrence, the Company's Consolidated Interest Coverage Ratio would be the same or better than such ratio immediately prior to giving effect to such incurrence and the related acquisition;

                     (k) Debt incurred by Foreign Restricted Subsidiaries in an aggregate amount not to exceed [$__] million at any one time outstanding;

                     (l) Qualified Distribution Guarantees of the Company or a Restricted Subsidiary in an aggregate principal amount not to exceed [$__] million at any one time outstanding;

                     (m) Debt (including any Guarantees) outstanding on the Issue Date not otherwise described in clauses (a) through (l) above;

                     (n) Debt of the Company or a Restricted Subsidiary not otherwise permitted to be incurred pursuant to (a) through (m) above, which together with any other Debt incurred pursuant to this clause (n) and outstanding on the date of such incurrence has an aggregate principal amount outstanding at any one time not to exceed [$__] million;

                     (o) Guarantees by the Company or any of its Restricted Subsidiaries of Debt of the Company or any Restricted Subsidiary to the extent the Company or such Restricted Subsidiary could have incurred such Debt pursuant to any other clause of this covenant; and

                     (p) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a) of the first paragraph of Section 4.09 hereof and clauses (a), (c), (j), (k) (l) (m) and (n) above.

                     "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

                     (a) the Company or any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Related Business;

                     (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person's primary business is a Related Business;

                     (c)       Cash Equivalents;

                     (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

                     (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                     (f) loans and advances to suppliers, customers or employees made in the ordinary course of business;

                     (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

                     (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.12 hereof;

                     (i) Investments for which the sole consideration provided is Qualified Capital Stock of the Company, provided, that the issuance of such Qualified Capital Stock is not included in the calculation set forth in clause
(c) of Section 4.10 hereof;

                     (j) Investments to fund the working capital requirements of [Worthington/Armstrong Joint Venture] in an aggregate amount not in excess of [$__] million at any one time outstanding and Investments to fund the working capital requirements of any other Permitted Joint Ventures in an aggregate amount not in excess of [$__] million at any one time outstanding;

                     (k) Investments outstanding on the Issue Date;

                     (l) Hedging Obligations otherwise permitted under the Indenture; and

                     (m) other Investments in any Person after the Issue Date made for fair market value as determined in good faith by the Company that do not exceed [$__] million outstanding at any one time in the aggregate.

                     ["Permitted Joint Venture" means any Person which is not a Subsidiary and is, directly or indirectly, through its subsidiaries or otherwise, engaged principally in a Related Business, and the Capital Stock of which is owned by the Company or its Restricted Subsidiaries, on the one hand, and one or more Persons other than the Company or any Affiliate of the Company, on the other hand.]

                     ["Permitted Liens" means:

                     (a) Liens to secure Debt permitted to be Incurred under clause (b) of the definition of "Permitted Debt" hereof;

                     (b) Liens to secure Debt (x) Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of any Property, or (y) permitted to be Incurred under clause (c) of the definition of "Permitted Debt" hereof, provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

                     (c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded;

                     (d) Liens in respect of Acquired Debt permitted to be incurred under Section 4.09 hereof ; provided, that the Liens in respect of such Acquired Debt secured such Acquired Debt at the time of the incurrence of such Acquired Debt and such Liens and the Acquired Debt were not incurred by the Company or by the Person being acquired or from whom the assets were acquired in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Company, and provided further, that such Liens in respect of such Acquired Debt do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary of the Company other than the property or assets that secured the Acquired Debt prior to the time such Debt became Acquired Debt.

                     (e) Liens imposed by law, such as statutory mechanics', workmen's, materialmen's, operators' or similar Liens, on the Property of the Company or any Restricted Subsidiary securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established or other provisions have been made in accordance with GAAP;

                     (f) survey exceptions, minor imperfections of, or encumbrances on, title that do not interfere in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries;

                     (g) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

                     (h) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

                     (i) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

                     (j) utility easements, rights-of-way, municipal and zoning ordinances, building regulations and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character and that do not materially interfere with the ordinary course of business of the Company or of any Restricted Subsidiary;

                     (k) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or of any Restricted Subsidiary;

                     (l) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                     (m) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default;

                     (n) Liens securing reimbursement obligations with respect to letters of credit incurred in accordance with the Indenture that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

                     (o) Liens in favor of the Trustee arising under the Indenture;

                     (p) Liens in favor of the Company or a Restricted
Subsidiary;

                     (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods;

                     (r) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Restricted Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made;

                     (s) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

                     (t) Liens granted in connection with any Qualified Securitization Transaction;

                     (u) Liens to secure Hedging Obligations otherwise permitted by this Indenture;

                     (v) Liens on assets of Foreign Subsidiaries securing Debt of Foreign Subsidiaries permitted to be Incurred under clause (k) of the definition of "Permitted Debt" hereof;

                     (w) Liens secured by property, plant and equipment granted in connection with any Qualified Distributor
Guarantee;

                     (x) Liens to secure Refinancing Debt permitted to be Incurred under clause (a) of the definition of "Permitted Debt" hereof;

                     (y) from and after the first date on which the Notes have Investment Grade Status, Liens on any asset of the Company or a Restricted Subsidiary other than (i) a [principal operating facility located in the United States] or (ii) any Capital Stock or Debt of a Restricted Subsidiary owning such a [facility];

                     (z) Liens existing on the Issue Date not otherwise described in clauses (a) through (y) above;

                     (aa) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clauses (b) through (z) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

                      (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause
           (b) through (aa) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture, and

                      (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing; and


                     (bb) Liens not otherwise permitted by clauses (a) through
(aa) above encumbering assets having an aggregate fair market value not in excess of [ ]% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements are available. ]

                     "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

                     (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                      (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

                      (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

                     (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

                     (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

                     (d) the new Debt shall be subordinated in right of payment to the Notes if the Debt that is being Refinanced is a Subordinated Obligation.

                     "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                     "Plan of Reorganization" means [the Fourth Amended Plan of Reorganization of Armstrong World Inc. as confirmed by the United States Bankruptcy Court for the District of Delaware pursuant to the confirmation order thereof dated _____, 2003].

                     "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and for the purposes of this definition, any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Note.

                     "Preferred Stock" of any Person means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

                     "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary.

                     "Private Placement Legend" means the legend set forth in
Section 2.06(g)(i) hereof to be placed on all Additional Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

                     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Company after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Company after consultation with the independent certified public accountants of the Company, as the case may be.

                     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its fair market value as determined in good faith by the Company.

                     "Purchase Money Debt" means Debt Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of Property, including additions and improvements thereto (or the acquisition of Capital Stock of a Person owning such assets); provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property or Capital Stock by the Company or such Restricted Subsidiary.

                     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                     "Qualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Stock or convertible into or exchangeable or exercisable for Disqualified Stock.

                     "Qualified Distributor Guarantee" means any guarantee by the Company or any of its Subsidiaries with respect to, or the grant of any security interest in any asset or property of the Company or any of its Subsidiaries in order to secure, any Debt of a distributor of products of the Company or any of its Subsidiaries (other than distributors that are Affiliates of the Company), in each case to the extent the grant of any such guarantee or security interest is in the ordinary course of business of the Company or the applicable Restricted Subsidiary.

                     "Qualified Securitization Transaction" means any transaction or series of transactions that have been or may be entered into by the Company or any of its Restricted Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Securitization Subsidiary or (2) any other Person, or may grant a security interest in, any equipment and related assets (including contract rights) or Receivables or interests therein secured by goods or services financed thereby (whether such Receivables are then existing or arising in the future) of any of the Restricted Subsidiaries of the Company, and any assets related thereto including, without limitation, all security or ownership interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

                     "Rating Agencies" mean Moody's and S&P.

                     "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by any Restricted Subsidiary of the Company of goods or services, and monies due thereunder, security or ownership interests in the goods and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

                     "Reference Treasury Dealer" means [ ] and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

                     "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                     "Registration Rights Agreement" means one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                     "Regular Record Date" for the interest payable on any Interest Payment Date means the date specified on the face of the Note.

                     "Regulation S" means Regulation S promulgated under the Securities Act.

                     "Regulation S Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of any Additional Notes that may be initially sold in reliance on Rule 903 of Regulation S.

                     "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

                     "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Section 4.12 hereof and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

                     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                     "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend.

                     "Restricted Global Notes" means one or more 144A Global Notes, IAI Global Notes and Regulation S Global Notes and any other Global Notes bearing the Private Placement Legend.

                     "Restricted Payment" means

                     (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary, except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

                     (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary);

                     (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, or mandatory redemption, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation or mandatory redemption, in each case due within one year of the date of acquisition and other than any Subordinated Obligation owed to the Company or any Restricted Subsidiary);

                     (d) any Investment (other than Permitted Investments) in any Person; or

                     (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the fair market value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries (as determined in good faith by the Company).

                     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                     "Rule 144" means Rule 144 promulgated under the Securities Act.

                     "Rule 144A" means Rule 144A promulgated under the Securities Act.

                     "Rule 903" means Rule 903 promulgated under the Securities Act.

                     "Rule 904" means Rule 904 promulgated under the Securities Act.

                     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

                     "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

                     "Securities Act" means the Securities Act of 1933, as amended.

                     "Securitization Subsidiary" means a Subsidiary of the Company which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Subsidiary:

                     (a) no portion of the Debt or any other obligations (contingent or otherwise) of which

                      (1) is guaranteed by the Company or any Restricted Subsidiary of the Company,

                      (2) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction or

                      (3) subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than those of a Securitization Subsidiary), directly or indirectly, continently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into the ordinary course of business in connection with a Qualified Securitization Transaction;

                     (b) with which neither the Company nor any Restricted Subsidiary of the Company

                      (1) provides any credit support or

                      (2) has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to the Company or such Restricted Subsidiary than could be obtained from an unrelated Person (other than, in the case of subclauses (1) and (2) of this clause (b), representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary); and

                     (c) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results other than pursuant to customary representations, warranties, indemnities and covenants in connection with a Qualified Securitization Transaction.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation.

                     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02(h) (1) or (2) under Regulation S-X promulgated by the Commission as in effect on the Issue Date.

                     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.11 hereof.

                     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                     "Subordinated Obligations" means any Debt of the Company or a Restricted Subsidiary, whether outstanding on the date the notes are first issued or thereafter Incurred, which is subordinate or junior in right of payment to the Notes or any guarantee of such Restricted Subsidiary, as the case may be, pursuant to a written agreement to that effect.

                     "Subsidiary," with respect to any Person, means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

                     (a) such Person

                     (b) such Person and one or more Subsidiaries of such Person, or

                     (c) one or more Subsidiaries of such Person.

                     "Subsidiary Guarantee" means a guarantee on the terms set forth in Article 10 hereof by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

                     "Subsidiary Guarantor" means each Domestic Restricted Subsidiary that becomes a Subsidiary Guarantor pursuant to Section 4.17 hereof. "Tangible Assets" means total assets of the Company and its Restricted Subsidiaries, as reflected in accordance with GAAP on the face of the consolidated balance sheet of the Company and its Restricted Subsidiaries for the most recent fiscal quarter prior to such date for which financial statements are in existence, less goodwill, trade names, patents, organizational expenses and other like intangibles of the Company and its Restricted Subsidiaries. "TIA" means the Trust Indenture Act of 1939, as amended.

                     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                     "Unrestricted Definitive Notes" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

                     "Unrestricted Global Notes" means one or more Global Notes that do not and are not required to bear the Private Placement Legend.

                     "Unrestricted Subsidiary" means

                     (a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant
Section 4.16 hereof and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto and the Subsidiary to be so designated:

                      (1) does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of the Company or any other Restricted Subsidiary;

                      (2) has no Debt other than Non-Recourse Debt;

                      (3) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                      (4) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Capital Stock or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                      (5) has not Guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Company or any of its Restricted Subsidiaries; and

                     (b) any Subsidiary of an Unrestricted Subsidiary.

                     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                     "Voting Stock" of any Person as of any date means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

                     "Wholly Owned Subsidiary" means a Subsidiary of any Person, all of the outstanding Capital Stock of which (other than any director's qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.        OTHER DEFINITIONS.
                                                                  Defined in
Term                                                              Section
----                                                              -------
"Acceleration Notice"                                             6.02
"Affiliate Transaction"                                           4.14
"Asset Sale Offer"                                                3.09
"Authentication Order"                                            2.03
"Benefited Party"                                                 10.01
 "Covenant Defeasance"                                            8.03
"CUSIP"                                                           2.12
"Defaulted Interest"                                              2.09
"DTC"                                                             2.06
"Event of Default"                                                6.01
"Legal Defeasance"                                                8.02
"losses"                                                          7.07
"Note Register"                                                   2.04
"Offer Amount"                                                    3.09
"Offer Period"                                                    3.09
"Paying Agent"                                                    2.04
 "Purchase Date"                                                  3.09
"Registrar"                                                       2.04


SECTION 1.03.        INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                     (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                     (b) The following TIA terms used in this Indenture have the following meanings:

                     "indenture securities" means the Notes;

                     "indenture security holder" means a Holder of a Note;

                     "indenture to be qualified" means this Indenture;

                     "indenture trustee" or "institutional trustee" means the Trustee; and

                     "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                     (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

SECTION 1.04.        RULES OF CONSTRUCTION.
                     ---------------------

                     (a) Unless the context otherwise requires:

                      (i) a term has the meaning assigned to it;

                      (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

                      (iii) "or" is not exclusive;

                      (iv) words in the singular include the plural, and in the plural include the singular;

                      (v) all references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

                      (vi) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                      (vii) "including" means "including without limitation;"

                      (viii) provisions apply to successive events and transactions;

                      (ix) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

                      (x) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.        FORM AND DATING.

                     (a) GENERAL. The Notes shall be known and designated as the "[ ]% Senior Notes due 2010" of the Company. The Stated Maturity of the Notes shall be [ , 2010]. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                     (b) FORM OF NOTES. Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                     (c) BOOK-ENTRY PROVISIONS. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

                     (d) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

                     (e) CERTIFICATED SECURITIES. If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be eligible under this Section 2.01, the Company shall appoint a successor Depositary. If a successor Depositary is not appointed by the Company within 120 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company order for the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes, in authorized denominations, in an aggregate principal amount and like terms and tenor equal to the principal amount of the Global Notes in exchange for such Global Notes.

                     The Company may at any time and in its sole discretion determine that Global Notes shall no longer be represented by such Global Notes. In such event, the Company will execute, and the Trustee, upon receipt of a Company order for the authentication and delivery of Definitive Notes of the same terms and tenor, will authenticate and deliver Definitive Notes, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

                     If specified by the Company pursuant to Section 2.02 with respect to Global Notes, the Depositary may surrender Global Notes in exchange in whole or in part for Definitive Notes and of like terms and tenor on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee upon receipt of a Company order for the authentication and delivery of Definitive Notes, shall authenticate and deliver, without service charge to the holders:

                      (i) to each Person specified by such Depositary a new Definitive Note or Notes of the same tenor, in authorized denominations, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

                      (ii) to such Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of the Definitive Notes delivered to holders pursuant to clause (a) above.

                     Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee. Definitive Notes in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Notes to or as directed by the Persons in whose names such Notes are so registered or to the Depositary.

SECTION 2.02.        EXECUTION AND AUTHENTICATION.

                     (a) One Officer shall sign the Notes for the Company by manual or facsimile signature.

                     (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                     (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                     (d) The Trustee shall, upon a written order of the Company signed by an Officer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue.

                     (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company or any of their respective Subsidiaries.

                     (f) The Company may issue Additional Notes from time to time after the issuance of the Notes on the Issue Date. The issuance of Additional Notes will be subject to the provisions of Section 4.09 hereof. The Notes issued on the Issue Date and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

SECTION 2.03.        REGISTRAR, PAYING AGENT AND DEPOSITARY.

                     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep in a register of the Notes (the "NOTE REGISTER") the names and addresses of the Holders and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Company or any of its subsidiaries may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of such Agent.

                     The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

                     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

SECTION 2.04.        PAYING AGENT TO HOLD MONEY IN TRUST.

                     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.        HOLDER LISTS.

                     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss.312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA ss.312(a).

SECTION 2.06.        TRANSFER AND EXCHANGE.

                     (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (3) an Event of Default entitling the Holders to accelerate shall have occurred and be continuing and the Registrar has received a written request from the Depositary to issue Definitive Notes. Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in denominations of US$1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.08 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.08 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

                     (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

                      (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                      (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and
           (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
           (B)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this
           Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the letter of transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                      (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                                 (A) if the transferee will take delivery in the
                      form of a beneficial interest in an 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                 (B) if the transferee will take delivery in the
                      form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                 (C) if the transferee will take delivery in the
                      form of a beneficial interest in a IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                      (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                                 (A) such exchange or transfer is effected
                      pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications in the applicable letter of transmittal required by such Registration Rights Agreement;

                                 (B) such transfer is effected pursuant to an
                      effective shelf registration statement in accordance with the applicable Registration Rights Agreement;

                                 (C) such transfer is effected by a
                      broker-dealer pursuant to an effective exchange offer registration statement in accordance with the applicable Registration Rights Agreement; or

                                 (D) the Registrar receives the following:

                      (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                      (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

           and, in each such case set forth in this clause (D), if the Registrar and the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                     If any such transfer is effected pursuant to clause (B) or
(D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

                      (v) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                     (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

                      (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                                 (A) if the holder of such beneficial interest
                      in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                                 (B) if such beneficial interest is being
                      transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                 (C) if such beneficial interest is being
                      transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                                 (D) if such beneficial interest is being
                      transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                 (E) if such beneficial interest is being
                      transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                                 (F) if such beneficial interest is being
                      transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                                 (G) if such beneficial interest is being
                      transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                      (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                                 (A) such exchange or transfer is effected
                      pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                 (B) such transfer is effected pursuant to an
                      effective shelf registration statement in accordance with the applicable Registration Rights Agreement;

                                 (C) such transfer is effected by a
                      broker-dealer pursuant to an effective exchange offer registration statement in accordance with the applicable Registration Rights Agreement; or

                                 (D) the Registrar receives the following:

                      (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
           (1)(b) thereof; or

                      (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                      (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and mail or deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                     (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS IN THE GLOBAL NOTES.

                      (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                                 (A) if the Holder of such Restricted Definitive
                      Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                                 (B) if such Restricted Definitive Note is being
                      transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                 (C) if such Restricted Definitive Note is being
                      transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;


                                 (D) if such Restricted Definitive Note is being
                      transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                 (E) if such Restricted Definitive Note is being
                      transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                                 (F) if such Restricted Definitive Note is being
                      transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                                 (G) if such Restricted Definitive Note is being
                      transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                      (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                                 (A) such exchange or transfer is effected
                      pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications in the applicable letter of transmittal required by such Registration Rights Agreement;

                                 (B) such transfer is effected pursuant to an
                      effective shelf registration statement in accordance with the applicable Registration Rights Agreement;

                                 (C) such transfer is effected by a
                      broker-dealer pursuant to an effective exchange offer registration statement in accordance with the applicable Registration Rights Agreement and the transferee makes the certifications in the applicable letter of transmittal required by such Registration Rights Agreement; or

                                 (D) the Registrar receives the following:

                      (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                      (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

           and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                     Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                      (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                      (iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

                      (v) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clauses (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                     (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                      (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                                 (A) if the transfer will be made pursuant to
                      Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                 (B) if the transfer will be made pursuant to
                      Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                 (C) if the transfer will be made pursuant to
                      any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit

           B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                      (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                                 (A) such exchange or transfer is effected
                      pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications in the applicable letter of transmittal required by such Registration Rights Agreement;

                                 (B) any such transfer is effected pursuant to
                      an effective shelf registration statement in accordance with the applicable Registration Rights Agreement;

                                 (C) any such transfer is effected by a
                      broker-dealer pursuant to an effective exchange offer registration statement in accordance with the applicable Registration Rights Agreement and the transferee makes the certifications in the applicable letter of transmittal required by such Registration Rights Agreement; or

                                 (D) the Registrar receives the following:

                      (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                      (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

           and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                      (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                      (iv) EXCHANGE OFFER. Upon the occurrence of an Exchange Offer in accordance with the applicable Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (A) one or more Exchange Notes that are Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that make the certifications in the applicable letters of transmittal required by such Registration Rights Agreement, and accepted for exchange in the Exchange Offer and (B) Exchange Notes that are Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certification and accepted for exchange in such Exchange Offer. Concurrently with the issuance of such Exchange Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail or deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

                     (f) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                      (i) Private Placement Legend.

                                 (A) Except as permitted by clause (B) below,
                      each Global Note and each Definitive Note representing Additional Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING OF ANY STATE OF THE UNITED STATES OR ANY PROVINCE OF CANADA, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                     Notwithstanding the foregoing, all of the Initial Notes, and any Global Note or Definitive Note representing Additional Notes issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii),

(e)(iii) or (e)(iv) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend;
(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                     (g) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                     (h) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                      (i) To permit registrations of transfers and exchanges, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                      (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 3.06, 4.12 and
           9.05 hereof).

                      (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                      (iv) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
           3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                      (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                      (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                      (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
           Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                      (viii) The Trustee is hereby authorized to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

                      (ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.        TEMPORARY NOTES.

                     Pending the preparation of Definitive Notes, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Definitive Notes which shall be substantially in the form of Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

                     If temporary Notes are issued, the Company will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.08.        MUTILATED, DESTROYED, LOST OR STOLEN NOTES.

                     If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a certificate number not contemporaneously outstanding.

                     If there shall be delivered to the Company and the Trustee
(i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

                     Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                     Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.09.        PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

                     On or before any Interest Payment Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.01) an amount of money sufficient to pay the interest on all the Notes that is to be paid on such Interest Payment Date. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest.

                     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by the Company to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which date shall be a date which will enable the Trustee to comply with the provisions of the immediately following sentence), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided herein. The Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date. Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of, or in exchange for or in lieu of, any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.10.        PERSONS DEEMED OWNERS.

                     Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 2.09) interest on such Note and for all other purposes whatever, whether or not such Note be overdue, and neither the Company nor the Trustee shall be affected by notice to the contrary.

SECTION 2.11.        CANCELLATION.

                     All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

SECTION 2.12.        CUSIP OR ISIN NUMBERS.

                     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Company may cause CUSIP numbers to be printed on the Notes and may direct the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of the CUSIP numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.13.        ISSUANCE OF ADDITIONAL NOTES.

                     The Company shall be entitled, subject to its compliance with Section 4.09 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes, other than with respect to the date of issuance and issue price. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

                     With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

                     (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                     (b) the issue price, the issue date and the CUSIP number of such Additional Notes; and

                     (c) whether such Additional Notes shall be subject to restrictions on transfer.

SECTION 2.14.        OUTSTANDING NOTES.

                     (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.14 as not outstanding. Except as set forth in
Section 2.15 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(d) hereof.

                     (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

                     (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                     (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.15.        TREASURY NOTES.

                     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

                                  ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

SECTION 3.01.        NOTICES TO TRUSTEE.

                     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof and paragraph 5 of the Notes, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date unless a shorter notice shall be satisfactory to the Trustee, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall, therefore, be void and of no effect.

SECTION 3.02.        SELECTION OF NOTES TO BE REDEEMED.

                     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with any applicable depositary and legal requirements and the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, at random or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption at random, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.        NOTICE OF REDEMPTION.

                     At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                     The notice shall identify the Notes to be redeemed and shall state:


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                     (a) the redemption date;

                     (b) the redemption price or if the redemption is made pursuant to Section 3.07(c) a calculation of the redemption price;

                     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                     (d) the name and address of the Paying Agent;

                     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                     (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                     (g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days, or such shorter period allowed by the Trustee, prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

SECTION 3.04.        EFFECT OF NOTICE OF REDEMPTION.

                     Once notice of redemption is mailed in accordance with
Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.        DEPOSIT OF REDEMPTION PRICE.

                     On or before 11:00 a.m. Eastern time on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes (or portions of Notes) to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.


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
SECTION 3.06.        NOTES REDEEMED IN PART.

                     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.        OPTIONAL REDEMPTION.

                     (a) At any time and from time to time prior to [ ], 2004, the Company may redeem all or any portion of the Notes, at once or over time, at a redemption price (expressed as a percentage of principal amount) equal to [100.0]% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

                     (b) [At any time and from time to time during the twelve-month period commencing on [ ,2007] of the years indicated below, the Company may redeem all or any portion of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

Year                                              Percentage
----                                              ----------
[2007]                                            [    ]%
[2008]                                            [    ]%
[2009 and thereafter                              [100.0]%]


                     (c) [At any time on or after [ , 2004] but prior to [ , 2007], the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under this Indenture, at a redemption price equal to the greater of

                      (i) [ ]% of the principal amount of the Notes to be redeemed; and

                      (ii) the sum of the present values of (A) the redemption price of the Notes at [ ] (as set forth in Section 3.07(b) above) and
           (B) the remaining scheduled payments of interest from the redemption date to [ ], but excluding accrued and unpaid interest to the redemption date, discounted to the redemption date at the Treasury Rate (determined on the second Business Day immediately preceding the date of redemption) plus [ ] basis points;

           plus, in either case, accrued and unpaid interest, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
           Date).]

                     Any notice to the Holders of Notes of a redemption pursuant to this Section 3.07(c) shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers' Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

                     (d) At any time and from time to time prior to[ , 2006], the Company may redeem up to [ ]% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price (expressed as a percentage of principal amount) equal to [ ]% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) with the net cash proceeds of one or more Equity Offerings by the Company or the direct or indirect parent of the Company (to the extent, in the case of the direct or indirect parent, that the net cash proceeds of the Equity Offerings are contributed to the common or non-redeemable preferred equity capital of the Company); provided, however, that after giving effect to any such redemption, at least [ ]% of the aggregate principal amount of the Notes initially issued under this Indenture (excluding Notes held by the


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
Company and its Subsidiaries) remains outstanding immediately after giving effect to such redemption. Any such redemption shall be made within 75 days of such Equity Offering upon not less than 30 nor more than 60 days' prior notice.

                     (e) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.        MANDATORY REDEMPTION.

                     Except as set forth in Section 4.12 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.        OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

                     (a) In the event that, pursuant to Section 4.12 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER"), it shall follow the procedures specified below.

                     (b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.12 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                     If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                     Upon the commencement of the Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                      (i) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.12 hereof and the length of time the Asset Sale Offer shall remain open;

                      (ii) the Offer Amount, the purchase price and the Purchase Date;

                      (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

                      (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                      (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                      (vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                      (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth


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
           the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                      (viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

                      (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

                                   ARTICLE 4.

                                    COVENANTS

SECTION 4.01.     PAYMENT OF NOTES; MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

                     (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is [1.0]% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

                     Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                     (b) If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.


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
                     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of, or interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                      (1) hold all sums held by it for the payment of the principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                      (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal or interest; and

                      (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 4.02.        MAINTENANCE OF OFFICE OR AGENCY.

                     (a) The Company shall maintain an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                     (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered


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
for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                     (c) The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.04.

SECTION 4.03.        REPORTS.

                     (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding the Company shall file with the Commission, to the extent such submissions are accepted for filing with the Commission, and shall furnish to the Trustee, within 15 days after it is or would have been required to be filed with the Commission:

                      (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

                      (ii) all information that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

                     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.04.        COMPLIANCE CERTIFICATE.

                     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                     (b) The Company shall comply with TIA ss.314(a)(2).

                     (c) The Company shall deliver to the Trustee, within 20 Business Days after becoming aware of the occurrence thereof, written notice in the form of an Officers' Certificate of any Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.        TAXES.

                     The Company shall pay or discharge, and shall cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies; provided that neither the Company nor any such Restricted Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in


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
good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.06.        STAY, EXTENSION AND USURY LAWS.

                     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.        CORPORATE EXISTENCE.

                     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect
(i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.08.        PAYMENTS FOR CONSENT.

                     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.09.        INCURRENCE OF ADDITIONAL DEBT

                     The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

                     (a) such Debt is Debt of the Company or a Restricted Subsidiary and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than [ ____ to 1.00], or

                     (b) such Debt is Permitted Debt.

                     Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Debt and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Debt for purposes of this Section 4.09. The amount of any Debt outstanding as of any date shall be (i) the accreted value of the Debt in the case of any Debt issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Debt.

                     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency


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
shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided, that if such Debt is incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Debt that the Company may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Debt incurred to refinance other Debt, if incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Debt is denominated that is in effect on the date of such refinancing.

                     For purposes of determining compliance with this covenant in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (o) of the definition of Permitted Debt or is entitled to be incurred pursuant to clause
(a) of the first paragraph of this covenant, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this covenant.

SECTION 4.10.        RESTRICTED PAYMENTS.

                     The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

                     (a) an Event of Default shall have occurred and be continuing,

                     (b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (a) of Section 4.09 hereof; or

                     (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon fair market value as determined in good faith by the Company) would exceed an amount equal to the sum of:

                      (1) [50.0]% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the [fiscal quarter during which the Issue Date occurs] to the end of the most recent fiscal quarter ending for which financial statements are available (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus [100.0]% of such deficit), plus

                      (2) Capital Stock Sale Proceeds, plus

                      (3) the sum of:

                                 (A) the aggregate net cash proceeds received by
                      the Company or any Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

                                 (B) the aggregate amount by which Debt of the
                      Company or any Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company,]
                     excluding, in the case of clause (A) or (B):

                     (x) any such Debt issued or sold to the Company or a Subsidiary of the Company, and

                     (y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

                     plus

                      (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment, plus

                      (5) an amount equal to the sum of:

                                 (A) the net reduction in Investments in any
                      Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, and

                                 (B) the portion (proportionate to the Company's
                      equity interest in such Unrestricted Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary as determined in good faith by the Company; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, plus

                      (6) [$__] million.

                     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

                     (a) [the Company and any Restricted Subsidiary may pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                     (b) the Incurrence, renewal, extension or refinancing of Permitted Refinancing Debt;

                     (c) the exchange or conversion of any Debt of the Company or any of its Restricted Subsidiaries for or into Qualified Capital Stock of the Company;

                     (d) so long as no Event of Default has occurred and is continuing, payments of ordinary dividends on the Company's common stock in an aggregate amount per quarter not to exceed the product of (x) [$__] per share and (y) the lesser of (a) the number of shares of the Company's common stock outstanding on a fully diluted basis on the Issue Date and (b) the number of shares of the Company's common stock outstanding on a fully diluted basis on the date of payment of such dividend; provided, that after giving pro forma effect to such payment of dividends, the Company could Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.09 hereof; provided further, that the number of shares and amount of dividend per share referred to above shall be adjusted pro rata to reflect any stock split (or reverse stock split) or stock dividend made after the Issue Date and before such shares were issued so as to ensure that the aggregate amount of dividends that may be paid by the Company pursuant to this clause (d) immediately following such stock split or dividend is equal to the aggregate amount of dividends that may be paid by the Company pursuant to this clause (d) immediately before such stock split or dividend;

                     (e) the purchase, repurchase, redemption, legal defeasance, acquisition or retirement for value Capital Stock of the Company or Subordinated Obligations of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company); provided, however, that

                      (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments; and

                      (2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) of the preceding paragraph of this Section 4.10;

                     (f) scheduled dividends (not constituting a return on capital) on Preferred Stock of a Restricted Subsidiary or on Disqualified Stock of the Company issued pursuant to and in compliance with Section 4.09 hereof;

                     (g) the redemption, repurchase, retirement or other acquisition of any Capital Stock or Subordinated Obligation of the Company or a Restricted Subsidiary in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Debt that is subordinated in right of payment to the Notes; provided, that the proceeds of such sale of such Indebtedness shall not be (and have not been) included in clause (c) of the preceding paragraph of this Section 4.10;

                     (h) a Restricted Payment, if at the time the Company or any Restricted Subsidiary first Incurred a commitment for such Restricted Payment, such Restricted Payment could have been made; provided, however, that all commitments Incurred and outstanding shall be treated as if such commitments were Restricted Payments expended by the Company or a Restricted Subsidiary at the time the commitments were Incurred, except that commitments Incurred and outstanding that are treated as a Restricted Payment expended by the Company or a Restricted Subsidiary and that are terminated shall no longer be treated as a Restricted Payment expended by the Company or a Restricted Subsidiary upon the termination of such commitment;

                     (i) repurchases of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries (x) from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock or (y) which are or are intended to be used to satisfy issuances of Equity Interests upon exercise of employee or director stock options or exercise or satisfaction of other similar instruments outstanding under employee or director benefit plans of the Company or any Subsidiary of the Company; provided, however, that:

                      (1) the aggregate amount of such repurchases shall not exceed [$__] million in any calendar year (with unused amounts in any year carried forward to subsequent years) and

                      (2) no Event of Default shall have occurred and be continuing (or result therefrom) at the time of such repurchase;

                     (j) repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof;

                     (k) so long as no Event of Default has occurred and is continuing, Investments in Permitted Joint Ventures; provided, that the aggregate amount of such Investments made pursuant to this clause (k) shall not exceed [$__] million in any one fiscal year;

                     (l) so long as no Event of Default has occurred and is continuing or would otherwise result therefrom, payments of intercompany debt, the incurrence of which was permitted pursuant to Section 4.09 hereof;

                     (m) payments made to purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock or Subordinated Obligation of the Company pursuant to provisions requiring the Company to offer to purchase, redeem, defease or otherwise acquire or retire for value such Capital Stock or Subordinated Obligation upon the occurrence of a "change of control" or with the proceeds of "asset sales" as defined in the charter provisions, agreements or instruments governing such Capital Stock or Subordinated Obligation;

                     (n) payments required to be made or otherwise contemplated by the Plan of Reorganization;

                     (o) so long as no Event of Default has occurred and is continuing, repurchases of shares of the Company from the Asbestos PD Trust for the fair market value thereof, as determined in good faith by the Company, up to an aggregate amount not to exceed [$__] per year; and

                     (p) Restricted Payments by the Company or any of its Restricted Subsidiaries not otherwise permitted to be made under clauses (a) through (p) above in an aggregate amount not to exceed [$__] million.]

                     Each Restricted Payment described in clauses (a), (l), (p) and (q) of the previous sentence shall be taken into account (and the Restricted Payments described in the remaining clauses shall not be taken into account) for purposes of computing the aggregate amount of all Restricted Payments made pursuant to clause (c) of the preceding paragraph.


SECTION 4.11.        LIENS.

                     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes will be secured by such Lien equally and ratably with (or prior to) all other Debt of the Company or any Restricted Subsidiary secured by such Lien.

SECTION 4.12.        ASSET SALES.

                     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

                     (a) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the property subject to such Asset Sale (as determined in good faith by the Company); and

                     (b) at least [75]% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities or securities received by the Company or any Restricted Subsidiary from the transferee that are converted within 90 days of receipt by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

                     The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

                     (a) to Repay Debt of the Company or any Subsidiary Guarantor (other than Subordinated Obligations) or Debt of any Restricted Subsidiary that is not a Guarantor (excluding, in any such case, any Debt owed to the Company or a Subsidiary of the Company); or

                     (b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

                     Pending the final application of any such Net Available Cash, the Company or any Restricted Subsidiary may temporarily reduce the revolving credit debt under its Credit Facilities or otherwise invest such Net Available Cash in any manner that is not prohibited by the Indenture. Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 360-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds"; provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within twenty-four months from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds."

                     When the aggregate amount of Excess Proceeds exceeds [$__] million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the "Prepayment Offer") the Notes which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount at maturity, at a purchase price equal to [100.0]% of the principal amount, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 3.09 hereof. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

                     The term "Allocable Excess Proceeds" will mean the product of:

                     (a) the Excess Proceeds and

                     (b) a fraction,

                      (1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, and

                      (2) the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

                     Within five business days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

                     The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.12. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

SECTION 4.13.        RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

                     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

                     (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

                     (b) make any loans or advances to the Company or any other Restricted Subsidiary or

                     (c) transfer any of its Property to the Company or any other Restricted Subsidiary.

The foregoing limitations will not apply:

                      (1) to encumbrances or restrictions existing under or by reason of applicable law or regulations;

                      (2) with respect to clauses (a), (b) and (c), to restrictions:

                                 (A) in effect on the Issue Date (or otherwise
                      contemplated by the Plan of Reorganization) or relating to Debt Incurred under clause (k) of the definition of "Permitted Debt,"

                                 (B) relating to Debt of a Restricted Subsidiary
                      and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, or

                                 (C) that result from the Refinancing of Debt
                      Incurred pursuant to an agreement referred to in clause
                      (2)(A) or (B) above or in clause (3)(A) or (B) below, so long as such restriction is no less favorable to the holders of Notes than those under the agreement evidencing the Debt so Refinanced, and

                      (3) with respect to clause (c) only, to restrictions:

                                 (A) relating to Debt that is permitted to be
                      Incurred and secured without also securing the Notes pursuant to Sections 4.09 and 4.11 hereof that limit the right of the debtor to dispose of the Property securing such Debt,

                                 (B) encumbering Property at the time such
                      Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

                                 (C) resulting from customary provisions
                      restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

                                 (D) any encumbrances or restrictions contained
                      in security agreements or mortgages securing Debt of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreement or mortgage,

                                 (E) any restrictions on cash or other deposits
                      or net worth imposed by suppliers or landlords under agreements entered into the ordinary course of business, or

                                 (F) customary restrictions contained in asset
                      sale agreements limiting the transfer of such Property pending the closing of such sale;

                      (4) customary restrictions contained in joint venture or similar agreements; and

                      (5) contained in the terms governing any Debt if (as determined in good faith by the Board of Directors) (i) the encumbrances or restrictions are ordinary and customary for a financing of that type and (ii) the encumbrances or restrictions either (x) would not, at the time agreed to, be expected to materially adversely affect the ability of the Company to make payments on the Notes or (y) in the case of any Permitted Refinancing, are, taken as a whole, no less favorable in any material respect to the Holders than those contained in the agreements governing the Debt being refinanced; or

                      (6) required pursuant to the Indenture (and any substantially similar provisions contained in any other Debt of the Company or any Restricted Subsidiary).

SECTION 4.14.        AFFILIATE TRANSACTIONS.

                     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "AFFILIATE TRANSACTION"), unless:

                     (a) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

                     (b) if such Affiliate Transaction involves aggregate payments or value in excess of [$__] million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction as evidenced by a Board Resolution promptly delivered to the Trustee, and

                     (c) if such Affiliate Transaction involves aggregate payments or value in excess of [$__] million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

                     Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

                     (a) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries if such transaction is not otherwise prohibited by the terms of this Indenture;

                     (b) any Restricted Payment permitted to be made pursuant to
Section 4.10 hereof;

                     (c) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof;

                     (d) loans and advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, so long as such loans and advances do not exceed [$__] million in the aggregate at any one time outstanding;

                     (e) any Qualified Securitization Transactions;

                     (f) any agreement as in effect as of the Issue Date (or otherwise contemplated by the Plan of Reorganization) or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date;

                     (g) joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

                     (h) the issuance and sale of any Qualified Capital Stock of the Company.

SECTION 4.15.        SALE AND LEASEBACK TRANSACTIONS.

                     The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless the Company or such Restricted Subsidiary would be entitled to:

                     (a) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.09 hereof, and

                     (b) create a Lien on such Property securing such Attributable Debt without also securing the Notes pursuant to Section 4.11 hereof.

SECTION 4.16.        DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

                     The Company's Board of Directors may designate any of its Subsidiaries, including any newly formed Subsidiary or any Person that will become a Subsidiary by way of acquisition, to be an Unrestricted Subsidiary if that designation would not cause a Default. If any of the Company's Restricted Subsidiaries is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the newly designated Unrestricted Subsidiary will be deemed to be an Investment made as of the time of that designation and will either reduce the amount available for Restricted Payments under Section 4.10(a) or 4.10(b) or reduce the amount available for future Investments under one or more clauses of the definition of "Permitted Investments," as the Company determines in its sole discretion. The designation of such a Subsidiary or Person as an "Unrestricted Subsidiary" will only be permitted if, in the case of a Restricted Subsidiary, the deemed Investment would be permitted at the time the Restricted Subsidiary is designated as an Unrestricted Subsidiary and, in any case, if that Subsidiary or Person otherwise satisfies the requirements set forth in the definition of "Unrestricted Subsidiary." The Company's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if that designation would not cause a Default.

                     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.10 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date, and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by one of the Company's Restricted Subsidiaries of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

SECTION 4.17.        FUTURE SUBSIDIARY GUARANTORS.

                     The Company shall cause each Person that is or becomes a Domestic Restricted Subsidiary and that guarantees other Debt of the Company having an aggregate principal amount of more than [$__] million to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Restricted Subsidiary will fully and unconditionally guarantee payment of the Notes on the same terms and conditions as those set forth in Article 10 hereof.

SECTION 4.18.        COVENANT TERMINATION.

                     (a) All of the covenants set forth in Article 4 hereof shall be applicable to the Company and its Restricted Subsidiaries unless the Company reaches Investment Grade Status. After the Company has reached Investment Grade Status, and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both of the Rating Agencies, the Company and its Restricted Subsidiaries shall be released from their obligations to comply with Sections 4.09, 4.10, 4.12, 4.13, 4.14, 4.15 and 4.16 but shall remain obligated to comply with the following:

                      (i) Sections 4.01 through 4.08

                      (ii) Section 4.11; and

                      (iii) Section 4.17.

                     (b) The Company shall also, upon reaching Investment Grade Status, remain obligated to comply with Section 5.01 (other than clause (e) of the first paragraph thereunder).

                                   ARTICLE 5.

                                   SUCCESSORS

SECTION 5.01.        MERGER, CONSOLIDATION AND SALE OF ASSETS.

                     The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

                     (a) the Company shall be the surviving Person (the "SURVIVING PERSON") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                     (b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company;

                     (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                     (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis no Default or Event of Default shall have occurred and be continuing;

                     (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (a) of Section 4.09 hereof or, after giving effect to such incurrence, the Consolidated Interest Coverage Ratio of the Company or the Surviving Person, as the case may be, would be the same or better than such ratio immediately prior to giving effect to transaction or series of transactions; and

                     (f) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                     The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Restricted Subsidiary into the Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

                     (a) the surviving Person (if other than the Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                     (b) the Surviving Person (if other than the Subsidiary Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

                     (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                     (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                     (e) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.


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
                     This Section 5.01 shall not prohibit any Subsidiary Guarantor from consolidating with, merging into or transferring all or part of its assets to the Company or any other Subsidiary Guarantor. In addition, the foregoing provisions (other than clause (d) in the first paragraph of this Section 5.01) shall not apply to any transactions which constitute an Asset Sale if the Company has complied with Section 4.12 hereof.

SECTION 5.02.        SUCCESSOR CORPORATION SUBSTITUTED.

                     The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the predecessor Company shall be released from this Indenture, but the predecessor Company in the case of:

                     (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

                     (b) a lease,

shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

SECTION 6.01.        EVENTS OF DEFAULT.

                     Each of the following is an "EVENT OF DEFAULT:"

                     (a) failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

                     (b) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

                     (c) failure to comply with the provisions of Section 5.01 hereof;

                     (d) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (a), (b) or (c)) and such failure continues for 60 days after written notice is given to the Company as provided below;

                     (e) a default under any Debt by the Company or any Restricted Subsidiary that is a Significant Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than [$__] million or its foreign currency equivalent at the time and such acceleration has not been rescinded within 60 days;

                     (f) any judgment or judgments for the payment of money in an aggregate amount in excess of [$__] million (or its foreign currency equivalent at the time) in excess of amounts which are covered by insurance under applicable policies that shall be rendered against the Company or any Restricted Subsidiary that is a Significant Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

                     (g) the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy
Law:


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                                 (A) commences a voluntary case;

                                 (B) consents to the entry of an order for
                      relief against it in an involuntary case;

                                 (C) consents to the appointment of a custodian
                      of it or for all or substantially all of its property;

                                 (D) makes a general assignment for the benefit
                      of its creditors; or

                                 (E) admits in writing its inability to pay its
                      debts as they become due; and

                     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                 (A) is for relief against the Company or any of
                      its Significant Subsidiaries in an involuntary case; or

                                 (B) appoints a custodian of the Company or any
                      of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

                                 (C) orders the liquidation of the Company or
                      any of its Significant Subsidiaries;

                     and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.        ACCELERATION.

                     If any Event of Default (other than those of the type described in Section 6.01(g) or (h) with respect to the Company) occurs and is continuing, the Trustee may, and the Trustee upon the request of Holders of [ ]% in principal amount of the outstanding Notes will, or the Holders of at least [ ]% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the "ACCELERATION NOTICE"), and the same shall become immediately due and payable. In the case of an Event of Default specified in Section (g) or (h) of
Section 6.01 hereof with respect to the Company, such amount with respect to all the Notes will become due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

                     At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel that declaration and its consequences if:

                     (a) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

                     (b) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration;

                     (c) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;


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
                     (d) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

                     (e) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(g) or (h), the Trustee has received an Officers' Certificate that such Event of Default has been cured or waived.

SECTION 6.03.        OTHER REMEDIES.

                     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.        WAIVER OF PAST DEFAULTS.

                     The Holders of a majority in principal amount of the Notes may waive by consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) any then existing or potential Default, and its consequences, except a default in the payment of the principal of or interest on any Notes. In the event of any Event of Default specified in clause (e) of the first paragraph of Section 6.01, such Event of Default and all consequences of that Event of Default, including without limitation any acceleration or resulting payment default, will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 60 days after the Event of Default arose:

                    (a) the Debt that is the basis for the Event of Default has been discharged;

                     (b) the holders of that Debt have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to the Event of Default; or

                     (c) if the default that is the basis for such Event of Default has been cured.

When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.05.        CONTROL BY MAJORITY.

                     Subject to Section 7.01, Section 7.02(f) (including the Trustee's receipt of the security or indemnification described therein) and
Section 7.07, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

SECTION 6.06.        LIMITATION ON SUITS.

                     No Holder will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

                     (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default,

                     (b) Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and


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
                     (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

                     A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.        RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                     Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.        COLLECTION SUIT BY TRUSTEE.

                     If an Event of Default specified in Section 6.01 (g) or (h) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.        TRUSTEE MAY FILE PROOFS OF CLAIM.

                     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that any such compensation, expenses and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.        PRIORITIES.

                     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;


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
                     Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and

                     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.        UNDERTAKING FOR COSTS.

                     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than [10.0]% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.

                                     TRUSTEE

SECTION 7.01.        DUTIES OF TRUSTEE.

                     (a) If an Event of Default which the Trustee has, or is deemed to have, notice hereunder has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                     (b) Except during the continuance of an Event of Default:

                      (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                      (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

                     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (1) this paragraph does not limit the effect of paragraph
           (b) of this Section;

                      (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;


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
                      (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

                      (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

                     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                     (e) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any prospectus or other disclosure material distributed with respect to the Notes.

SECTION 7.02.        RIGHTS OF TRUSTEE.

                     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document. Any facsimile signature of any Person on a document required or permitted in this Indenture to be delivered to the Trustee shall constitute a legal, valid and binding execution thereof by such Person.

                     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                     (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture and, in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

                     (h) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

                     (i) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.


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
                     (j) The Trustee shall have no duty to inquire as to the performance of the Company's covenants herein.

                     (k) The Trustee's immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal, the defeasance or discharge of this Indenture and final payment of the Notes.

                     (l) The right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

SECTION 7.03.        INDIVIDUAL RIGHTS OF TRUSTEE.

                     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.        TRUSTEE'S DISCLAIMER.

                     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.        NOTICE OF DEFAULTS.

                     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has since been cured. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.        REPORTS BY TRUSTEE TO HOLDERS.

                     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA ss.313(a) (but if no event described in TIA ss.313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss.313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss.313(c).

                     A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA ss.313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

SECTION 7.07.        COMPENSATION AND INDEMNITY.

                     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall agree in writing. The Trustee's


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
compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                     The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys' fees ("LOSSES") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee's own willful misconduct, gross negligence or bad faith.

                     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes.

                     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.        REPLACEMENT OF TRUSTEE.

                     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                     The Trustee may resign in writing at any time upon 30 days' prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                     (a) the Trustee fails to comply with Section 7.10 hereof;

                     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                     (c) a custodian or public officer takes charge of the Trustee or its property; or

                     (d) the Trustee becomes incapable of acting.

                     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint


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
a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                     If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.        SUCCESSOR TRUSTEE BY MERGER, ETC.

                     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.        ELIGIBILITY; DISQUALIFICATION.

                     There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

                     This Indenture shall always have a Trustee who satisfies the requirements of TIAss.310(a)(1), (2) and (5). The Trustee is subject to TIA ss.310(b).

SECTION 7.11.        PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                     The Trustee is subject to TIAss.311(a), excluding any creditor relationship listed in TIAss.311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.        OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                     The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.


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SECTION 8.02.        LEGAL DEFEASANCE AND DISCHARGE.

                     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a), (b), (c) and (d) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Sections 4.01 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under
Section 8.03 hereof.

SECTION 8.03.        COVENANT DEFEASANCE.

                     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in
Section 4.03 and Sections 4.09 through 4.17 hereof, and the operation of clause
(d) of the first paragraph of Section 5.01 hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in clauses (d), (e), (f),
(g) and (h) of Section 6.01 hereof, (but in the case of (g) and (h) of Section
6.01 hereof, with respect to Significant Subsidiaries only) or because of the Company's failure to comply with clause (d) of the first paragraph of Section
5.01 hereof.

SECTION 8.04.        CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                     The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes.

                     The Legal Defeasance or Covenant Defeasance may be exercised only if:

                     (a) the Company irrevocably deposits with the Trustee, in trust (the "DEFEASANCE TRUST"), for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, sufficient, in the opinion of a firm of independent public accountants of recognized international standing, to pay the principal, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the next available redemption


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date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to that particular redemption date;

                     (b) in the case of Legal Defeasance, the Company delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                     (c) in the case of Covenant Defeasance, the Company delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                     (d) no Event of Default under Sections 6.01(g) or (h) shall have occurred with respect to the Company at any time in the period ending on the 91st day after the cash and/or non-callable U.S. Government Securities have been deposited in the defeasance trust;

                     (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

                     (f) the Company delivers to the Trustee an Opinion of Counsel, subject to customary exceptions, to the effect that on the 91st day following the deposit, the defeasance trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws generally affecting creditors' rights;

                     (g) the Company delivers to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the Company's other creditors with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                     (h) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                     (i) Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation
(A) have become due and payable, (B) will become due and payable on the maturity date within one year or (C) as to which a redemption notice has been given calling the Notes for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.05. DEPOSITED CASH AND U.S. GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                     Subject to Section 8.06 hereof, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and securities need not be segregated from other funds except to the extent required by law.


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
                     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable U.S. Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.        REPAYMENT TO COMPANY.

                     Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

SECTION 8.07.        REINSTATEMENT.

                     If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.        WITHOUT CONSENT OF HOLDERS OF NOTES.

                     Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

                     (a) cure any ambiguity, omission, defect or inconsistency;

                     (b) provide for the assumption by a successor corporation of the obligations of the Company under this Indenture;


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
                     (c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code);

                     (d) add Subsidiary Guarantees or additional obligors with respect to the Notes;

                     (e) secure the Notes;

                     (f) add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

                     (g) make any other change that does not materially and adversely affect the legal rights hereunder of any such Holder;

                     (h) make any change to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

                     (i) to provide for the issuance of Additional Notes in accordance with this Indenture.

SECTION 9.02.        WITH CONSENT OF HOLDERS OF NOTES.

                     Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on the Notes) or compliance with any provision of this Indenture or the Notes (except for certain covenants and provisions of this Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

                     Without the consent of each Holder, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                     (b) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes;

                     (c) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price for those Notes (except, in the case of repurchases, as would otherwise be permitted under clauses (g) and (j) hereof);

                     (d) make any Note payable in money other than that stated in the Note and this Indenture;

                     (e) impair the right of any Holder to receive payment of principal, premium or interest on that Holder's Notes on or after the due dates for those payments, or to bring suit to enforce that payment on or with respect to such Holder's Notes;

                     (f) modify Section 6.04 hereof; or


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
                     (g) at any time after the Company is obligated to make an Asset Sale Offer pursuant to Section 4.12 hereof, change the time at which such offer to purchase must be made or at which the Notes must be repurchased pursuant thereto.

                     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

                     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                     After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder's address appearing in the Note Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

SECTION 9.03.        COMPLIANCE WITH TRUST INDENTURE ACT.

                     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.        REVOCATION AND EFFECT OF CONSENTS.

                     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.        NOTATION ON OR EXCHANGE OF NOTES.

                     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.        TRUSTEE TO SIGN AMENDMENTS, ETC.

                     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental


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
indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

                                   ARTICLE 10.

                                   GUARANTEES

SECTION 10.01.       SUBSIDIARY GUARANTEES.

                     Subject to this Article 10, each of the Subsidiary Guarantors hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (a) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and interest on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 6.02 hereof, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                     Each Subsidiary Guarantor hereby agrees that its obligations with regard to this Subsidiary Guarantee shall be joint and several and unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Company (each a "BENEFITED PARTY"), as a condition of payment or performance by such Subsidiary Guarantor, to (1) proceed against the Company, any other guarantor (including any other Subsidiary Guarantor) of the Obligations under the Subsidiary Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Subsidiary Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Subsidiary Guarantees; (c) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Subsidiary Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guarantees and any legal or equitable discharge of such Subsidiary Guarantor's obligations hereunder, (2) the benefit of any statute of limitations affecting such Subsidiary Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Subsidiary Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that


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
may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guarantees. Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05, each Subsidiary Guarantor hereby covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in its Subsidiary Guarantee and this Indenture.

                     If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                     Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and
(y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

SECTION 10.02.       LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY.

                     Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or Canadian federal or provincial law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article 10 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, including, if applicable, its guarantee of all obligations under the New Revolving Credit Facility, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.03.       EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

                     To evidence its Subsidiary Guarantee set forth in Section
10.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee in substantially the form included in Exhibit E shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by an Officer of such Subsidiary Guarantor. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                     If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.


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
SECTION 10.04.       SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN
                     TERMS.

                     Except as otherwise provided in Section 10.05 hereof, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless:

                     (a) subject to Section 10.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee on the terms set forth herein or therein; and

                     (b) the Subsidiary Guarantor complies with the requirements of Article 5 hereof.

                     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

SECTION 10.05.       RELEASES FOLLOWING SALE OF ASSETS, ETC.

                     In the event of (i) the redesignation of a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of
Section 4.16 of this Indenture, or (ii) a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that, in the case of clause (ii) of this Section, the net proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.12 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.16 or Section 4.12 hereof, as applicable, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

                     Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

                                  ARTICLE 11.

                           SATISFACTION AND DISCHARGE

SECTION 11.01.       SATISFACTION AND DISCHARGE.

                     This Indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:

                     (a) either:

                      (i) all Notes that have been previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

                      (ii) all Notes that have not been previously delivered to the Trustee for cancellation (A) have become due and payable or (B) will become due and payable at their maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption by the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation for principal, premium, if any, and interest on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be;

                     (b) the Company has paid or caused to be paid all other sums payable by it under this Indenture; and

                     (c) the Company delivers to the Trustee an Officers' Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

SECTION 11.02. DEPOSITED CASH AND U.S. GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                     Subject to Section 11.03 hereof, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the "Trustee") pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

SECTION 11.03.       REPAYMENT TO COMPANY.

                     Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining will be repaid to the Company.

                                   ARTICLE 12.

                                  MISCELLANEOUS

SECTION 12.01.       TRUST INDENTURE ACT CONTROLS.

                     If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION 12.02.       NOTICES.

                     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the other's address:

                     If to the Company:

                     Attention:
                     Telecopier No.:

                     With a copy to:


                     If to the Trustee:

                     Attention:
                     Telecopier No.:

                     The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

                     All notices and communications (other than those sent to the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt.

                     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Note Register. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.       COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
                     NOTES.

                     Holders may communicate pursuant to TIA ss.312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss.312(c).

SECTION 12.04.       CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                     Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

                     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 12.05.       STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss.314(a)(4)) shall comply with the provisions of TIA ss.314(e) and shall include:

                     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                     With respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.06.       RULES BY TRUSTEE AND AGENTS.

                     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

                     No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08.       GOVERNING LAW.

                     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 12.09.       NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.       SUCCESSORS.

                     All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11.       SEVERABILITY.

                     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12.       COUNTERPART ORIGINALS.

                     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13.       TABLE OF CONTENTS, HEADINGS, ETC.

                     The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14.       QUALIFICATION OF THIS INDENTURE.

                     The Company shall qualify this Indenture under the TIA and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                         [Signatures on following page]

                                   SIGNATURES
Dated as of [      ], 2003

                                            COMPANY:

                                            ARMSTRONG WORLD INDUSTRIES, INC.





                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:

                                            TRUSTEE:

                                            Wells Fargo Bank Minnesota, N.A.


                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT A
================================================================================

                                 (Face of Note)

                           [ ]% SENIOR NOTES DUE 2010

                                                           CUSIP  _____________
NO.___                                                           $_____________

                        ARMSTRONG WORLD INDUSTRIES, INC.

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of _________________ Dollars ($______________) on [ ], [ ].

Interest Payment Dates: [ ] and [ ], commencing [ ], 20[ ].

Record Dates: [ ] and [ ].

Dated: ______________, 20[ ].

           IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.



                                          ARMSTRONG WORLD INDUSTRIES, INC.

                                          By:
                                              ----------------------------------
                                               Name:
                                               Title:





This is one of the Global
Notes referred to in the
within-mentioned Indenture:

[NAME OF TRUSTEE],
as Trustee

By:
   ----------------------------
   Authorized Signatory

Dated _____________, 20__

                                 (Back of Note)

                           [ ]% SENIOR NOTES DUE 2010

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

[Insert the following legend if the Notes are issued with original issue discount: FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE
DISCOUNT: FOR EACH US$1,000 PRINCIPAL AMOUNT OF THIS NOTE, THE ISSUE PRICE IS US$[ ], THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS US$[ ], THE ISSUE DATE IS [ ] AND THE YIELD TO MATURITY IS [ ]% PER ANNUM.]

           Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

           1. INTEREST. Armstrong World Industries, Inc., a Pennsylvania corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at [ ]% per annum until maturity. The Company shall pay interest semi-annually on [ ] and [ ] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the first of [ ] or [ ] to occur after the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is [ ]% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

           2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are Holders at the close of business on the [ ] or [ ] next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, if any, and premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

           3. PAYING AGENT AND REGISTRAR. Initially, [ ], the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its subsidiaries may act in any such capacity.

           4. INDENTURE. The Company issued the Notes under an Indenture dated as of [ ], 2003 ("INDENTURE") among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company unlimited in aggregate principal amount.

5. OPTIONAL REDEMPTION.

           (a) At any time and from time to time prior to [ ], 2004, the Company may redeem all or any portion of the Notes, at once or over time, at a redemption price expressed as a percentage of principal amount) equal to [100.0]% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

           (b) [At any time and from time to time during the twelve-month period commencing on [ ,2007] of the years indicated below, the Company may redeem all or any portion of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

Year                                                             Percentage
----                                                             ----------
[2007]                                                           [     ]%
[2008]                                                           [     ]%
[2009 and thereafter                                             [100.0]%]

           (c) [At any time on or after [ , 2004] but prior to [ , 2007], the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under this Indenture, at a redemption price equal to the greater of

           (i) [ ]% of the principal amount of the Notes to be redeemed; and

           (ii) the sum of the present values of (A) the redemption price of the Notes at [ ] (as set forth above) and (B) the remaining scheduled payments of interest from the redemption date to [ ], but excluding accrued and unpaid interest to the redemption date, discounted to the redemption date at the Treasury Rate (determined on the second Business Day immediately preceding the date of redemption) plus [ ] basis points;

           plus, in either case, accrued and unpaid interest, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
           Date).]

           Any notice to the Holders of Notes of a redemption pursuant to this clause (c) shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers' Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

           (d) At any time and from time to time prior to[ , 2006], the Company may redeem up to [ ]% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price (expressed as a percentage of principal amount) equal to [ ]% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) with the net cash proceeds of one or more Equity Offerings by the Company or the direct or indirect parent of the Company (to the extent, in the case of the direct or indirect parent, that the net cash proceeds of the Equity Offerings are contributed to the common or non-redeemable preferred equity capital of the Company); provided, however, that after giving effect to any such redemption, at least [ ]% of the aggregate principal amount of the Notes initially issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after giving effect to such redemption. Any such redemption shall be made within 75 days of such Equity Offering upon not less than 30 nor more than 60 days' prior notice.

           (e) Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

           6. MANDATORY REDEMPTION. Except as set forth in Section 4.12 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

           7. REPURCHASE AT OPTION OF HOLDER. If the Company or one of its Restricted Subsidiaries consummates any Asset Sales, they shall not be required to apply any Net Available Cash in accordance with the Indenture until the aggregate Net Available Cash from all Asset Sales following the date the Notes are first issued exceeds [$__] million. Thereafter, the Company shall, after application of the additional aggregate [$__] million of Net Available Cash as provided in Section 4.12 of the Indenture, commence an offer for Notes pursuant to the Indenture by applying the Net Available Cash (an "ASSET SALE OFFER") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Net Available Cash at an offer price in cash equal to [100.0]% of the principal amount thereof plus accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Net Available Cash, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Net Available Cash, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

           8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

           9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

           10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

           11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on the Notes) or compliance with any provision of the Indenture or the Notes (except for certain covenants and provisions of the Indenture that cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership or limited liability company of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to make any change to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of Additional Notes.

           12. DEFAULTS AND REMEDIES. Each of the following is an Event of Default under the Indenture: (i) failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days; (ii) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (iii) failure to comply with the provisions of
Section 5.01 of the Indenture; (iv) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (i), (ii) or (iii)) and such failure continues for 60 days after written notice is given to the Company as provided below; (v) a default under any Debt by the Company or any Restricted Subsidiary that is a Significant Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than [$__] million or its foreign currency equivalent at the time and such acceleration has not been rescinded within 30 days after the date of such acceleration; (vi) any judgment or judgments for the payment of money in an aggregate amount in excess of [$__] million (or its foreign currency equivalent at the time) in excess of amounts which are covered by insurance under applicable policies that shall be rendered against the Company or any Restricted Subsidiary that is a Significant Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect; and (vii) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of Restricted Subsidiary that is a Significant Subsidiary.

           If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture with respect to the Company, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

           13. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

           14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Indenture, the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

           15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

           16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

           17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

           The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

           18. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.12 of the Indenture, check this box

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 of the Indenture, state the amount you elect to have purchased: US$_____________________



Date:_________________           Your Signature:________________________________
                                 (Sign exactly as your name appears on the Note)

                                 Tax Identification No.:  ______________________

                                 SIGNATURE GUARANTEE:


                                 ----------------------------------------

                                 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to


________________________________________________________________________________
            (Insert assignee's social security or other tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ______________
                               Your Signature:__________________________________
                               (Sign exactly as your name appears on the face of
                                this Note)

                               Signature Guarantee:_____________________________

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive
Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                                     Principal Amount
                              Amount of                                              of this Global Note        Signature of
                              decrease in                Amount of increase          following such             authorized signatory
                              Principal Amount           in Principal Amount         decrease (or               of Trustee or
Date of Exchange              of this Global Note        of this Global Note         increase)                  Custodian
----------------              -------------------        -------------------         ---------                  ---------



                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Armstrong World Industries, Inc.
[address]
Attention:  Chief Financial Officer and Corporate Secretary

[Trustee] [address] Attention:
Telecopier No.:

Re:            [   ]% Senior Notes due 2010


                Reference is hereby made to the Indenture, dated as of , 2003 (the "Indenture"), between Armstrong World Industries, Inc., as issuer (the "Company"), and _________________, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of US$___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

                1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest in the Global Note or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest in the Global Note or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and applicable securities laws of any other applicable jurisdiction. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest in the Global Note or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                2. [ ] Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                3. [ ] Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States and the securities laws of any other applicable jurisdiction, and accordingly the Transferor hereby further certifies that (check one):

                (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                (b)[ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

                4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and the securities laws of any other applicable jurisdiction and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and the securities laws of any other applicable jurisdiction and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and the securities laws of any other applicable jurisdiction and
(ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                     [Insert Name of Transferor]

                                     By:________________________________________
                                        Name:
                                        Title:

                                     Dated:  ______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

                1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                (a)  [ ] a beneficial interest in the:

                (i)  [ ] 144A Global Note (CUSIP _________), or

                (ii) [ ]Regulation S Global Note (CUSIP _________), or

                (iii)[ ] IAI Global Note (CUSIP _________); or

                (b)  [ ] a Restricted Definitive Note.

                2. After the Transfer the Transferee will hold:

                         [CHECK ONE OF (a), (b) OR (c)]

                (a)   [ ] a beneficial interest in the:

                (i)   [ ] 144A Global Note (CUSIP _________), or

                (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                (iii) [ ] IAI Global Note (CUSIP _________); or

                (iv)  [ ] Unrestricted Global Note (CUSIP _________); or

                (b)   [ ] a Restricted Definitive Note; or

                (c)   [ ] an Unrestricted Definitive Note,

                               in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Armstrong World Industries, Inc.
[address]
Attention:  Chief Financial Officer and Corporate Secretary

[Trustee] [address] Attention:
Telecopier No.:

Re:            [    ]% Senior Notes due 2010

                Reference is hereby made to the Indenture, dated as of ______________, 2003 (the "Indenture"), between Armstrong World Industries, Inc., as issuer (the "Company"), and ___________________, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of US$____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

                (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (b)[ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer,
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive
Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

                (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                          [Insert Name of Transferor]

                                          By:___________________________________
                                             Name:
                                             Title:

                                          Dated:  ______________________________

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Armstrong World Industries, Inc.
[address]
Attention:  Chief Financial Officer and Corporate Secretary

[Trustee] [address] Attention:
Telecopier No.:

Re:            [    ]% Senior Notes due 2010

                Reference is hereby made to the Indenture, dated as of _______________, 2003 (the "Indenture"), between Armstrong World Industries, Inc., as issuer (the "Company"), and ____________________, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                In connection with our proposed purchase of US$____________ aggregate principal amount of:

                (a) [ ] a beneficial interest in a Global Note, or

                (b) [ ] a Definitive Note,

                we confirm that:

                1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person we reasonably believe is a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than US [$__], an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) to persons outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

                5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.

                You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                                           _____________________________________
                                          [Insert Name of Accredited Investor]

                                          By:___________________________________
                                             Name:
                                             Title:

Dated:  _______________________

                                                                       EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

                For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of [ ] (the "Indenture"), among ARMSTRONG WORLD INDUSTRIES, INC., as issuer (the "Company"), the Guarantors listed on the signature pages thereto and [ ], as trustee (the "Trustee"), (a) the due and punctual payment of the principal of and premium, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 10.05 of the Indenture. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

                                          [SUBSIDIARY GUARANTOR]


                                          By:   ________________________________
                                                 Name:
                                                 Title:



                                      E-1